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                                                                      EXHIBIT 23
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of The Limited, Inc. on Form S-8, Registration Nos. 33-18533, 33-25005, 2-92277, 33-24829, 33-24507, 33-24828, 2-95788, 2-88919, 33-24518, 33-6965, 33-14049,
33-22844, 33-44041, 33-49871, 333-04927, 333-04941 and the registration statements on Form S-3, Registration Nos. 33-20788, 33-31540, 33-42832 and 33-53366 and on Form S-4, Registration No. 333-46423 of our report dated February 23, 1999, except for the information in Note 2 as to which the date is February 16, 2000, on our audits of the consolidated financial statements of The Limited, Inc. and Subsidiaries as of January 30, 1999 and January 31, 1998 and for the fiscal years ended January 30, 1999, January 31, 1998, and February 1, 1997, which report is included in this Annual Report on Form 10-K/A.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Columbus, Ohio
February 16, 2000